EXHIBIT 10.4

REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AGREEMENT
THIS REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AGREEMENT (“Amendment”) is made this 16th day of May, 2014 (“Effective Date”), by and between Behringer Harvard 1875 Lawrence, LLC, a Delaware limited liability company (“Seller”), and Bridge Acquisitions and Dispositions, LLC, a Utah limited liability company (“Purchaser”).
RECITALS:
A.    Seller and Purchaser entered into a Purchase Agreement, dated May 1, 2014 (the “Agreement”) pertaining to that certain real property located on 1875 Lawrence Street, in the City of Denver, Colorado, more particularly described in the Agreement. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Agreement.
B.    On or about May 16, 2014, Purchaser terminated the Agreement pursuant to Section 3.3 thereof.
C.    Seller and Purchaser now desire to reinstate the Agreement and amend its terms as provided herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.    Definitions. All capitalized terms used but not otherwise defined herein shall have their meanings set forth in the Agreement.
2.    Reinstatement. The Agreement is hereby reinstated in full and its terms are in full force and effect without amendment or modification thereto except as set forth in this Amendment.
3.    Purchase Price. The “Purchase Price”, as such term is used and defined in the Agreement, shall be reduced to $46,700,000.00.
4.    Second Deposit. The term “Second Deposit” shall mean ONE MILLION DOLLARS ($1,000,000.00).
5.    Counterpart Signatures. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile or by email shall be equally as effective as a manually executed counterpart.
6.    Successors and Assigns. This Amendment shall inure for the benefit of and shall be binding on each of the Parties and their respective successors and/or assigns.
7.    Effect of Amendment. In all respects, other than as specifically set forth in this Amendment, the Agreement shall remain unaffected by this Amendment and shall continue in full force and effect, subject to the terms and conditions thereof, and in the event of any conflict,

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inconsistency, or incongruity between the provisions of this Amendment and any provisions of the Agreement, the provisions of this Amendment shall in all respects govern and control.
8.    Authority. Each individual executing this Amendment does thereby represent and warrant to each other person so signing (and to each other entity for which such other person may be signing) that he or she has been duly authorized to deliver this Amendment in the capacity and for the entity set forth where she or he signs.
EXECUTED as of the date set forth above.

SELLER:	BUYER:
BEHRINGER HARVARD 1875 LAWRENCE, LLC, a Delaware limited liability company	BRIDGE ACQUISITIONS AND DISPOSITIONS, LLC, a Utah limited liability company
By: /s/ Andrew J. Bruce Name: Andrew J. Bruce Title: CFO	By: /s/ D. Russell Minnick Name: D. Russell Minnick Title: Managing Director

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